UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Radius Recycling, Inc.

(Name of Registrant as Specified In Its Charter)

Toyota Tsusho Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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<Toyota Tsusho IR Presentation (Acquisition of All Shares of Radius Recycling, Inc. (Making It a Wholly Owned Subsidiary))>

Date & time: Friday, March 14, 2025, 11:00-12:00

Attendees: Hiroshi Tominaga, CSO
Masaharu Katayama, Circular Economy Division COO
Yasushi Aida, Deputy CFO

[Greetings]

I am Hiroshi Tominaga, CSO.

Thank you very much for attending Toyota Tsusho’s presentation today despite such short notice.

First, Yasushi Aida, Deputy CFO, will give an overview of the acquisition of all shares of Radius Recycling, Inc.(“Radius”), which operates the metal scrap and recycling business mainly in the United States, to make it a wholly owned subsidiary, which we announced today. Next, Masaharu Katayama, COO for Circular Economy Division, will give a detailed explanation.

Now, Yasushi Aida will give an overview.

[Transaction Overview]

First, I will give you an overview of the transaction. The acquisition value is 907 million USD, or slightly more than 130 billion yen. As for the acquisition price, the premium to the closing price of Radius’s shares as of March 12 was 115%, and the premium to the 90-day volume-weighted average trading price was 102%.

As for the schedule, the merger agreement was signed today Japan time, or yesterday, March 13, 2025 U.S. Pacific time. We have started working on various application and filing procedures. After that, it is scheduled that a shareholders meeting of Radius will be held in the second quarter of calendar year 2025, and the merger will be completed in the third quarter, making Radius a wholly owned subsidiary.

As for the structure of this transaction, after the establishment of an SPC by our United States subsidiary Toyota Tsusho America Inc. (“TAI”), the merger will be executed where Radius will be the surviving company, and Radius will become a wholly owned subsidiary of TAI.

[About Radius]

This is Masaharu Katayama from the Circular Economy Division.

Radius, whose shares we will acquire, is a United States company founded in 1906, operating auto dismantling and metals recycling facilities mainly in the United States. While many companies in the recycling industry are unlisted, Radius is listed on NASDAQ. In the recycling business, a key to success is the capability to collect metal scrap and end-of-life vehicles. Radius has more than 100 collection and recovery sites throughout the United States; this is one of Radius’s strengths.

As for the business performance trends, Radius was experiencing a deficit for the fiscal years ended August 31, 2023 and August 31, 2024 due to the impact of market conditions and the one-time impact of impairment loss on goodwill. However, we anticipate not only a recovery in market conditions but also a high potential for this business, since it is expected that demand for scrap will expand globally toward the achievement of carbon neutrality.

As for the stock price trends, although the recent stock price has been stagnant, we believe that by adding our services and functions to Radius’ collection platform, we can provide additional values that will justify the acquisition price.

As a result of Radius becoming a member of the Toyota Tsusho Group, which has the Circular Economy Business as one of its growth strategies, growth potential will be realized and the growth strategies will enable great progress.

[Combining Two Leaders in Recycling to Advance the Circular Economy]

The Toyota Tsusho Group aims to handle recycled resources in North America, which produces abundant volume of scrap, and to contribute broadly to a circular economy and carbon neutrality by becoming a supply-hub for global markets.

The aim of this transaction is to enhance corporate value by maximizing growth potential through bringing together complementary aspects of Toyota Tsusho’s capabilities cultivated in the automotive sector and Radius’s “recycling infrastructure and recycled raw materials.”

As I mentioned earlier, Radius’ strength is its capabilities to collect recycled raw materials, which is the key to success in the resource recycling business.

This will be combined with our unparalleled competitive advantage in the automotive sector, a key strength of the Toyota Tsusho Group.

By combining Radius’s strengths with “building a closed-loop supply chain,” a system that recovers recycled resources from automotive production and end-of-life vehicles and reuses them in automotive manufacturing, a wide variety of “recycling functions,” and “recycling technologies,” we will also work on automotive battery recycling , a major social challenge in the future, as a new business in addition to scrap and end-of-life vehicles.

[Growth Potential with Toyota Tsusho]

In this way, we will drive the business expansion of the Toyota Tsusho Group through its affinity and complementarity with the resource recycling business, a key priority for the Toyota Tsusho Group.

Now I will explain specific examples of growth potential.

In the metal scrap sector, Radius has demonstrated strong collection capabilities. By combining them with the Toyota Tsusho Group’s well-established customer base among Japanese automotive OEMs and its longstanding commitment to the quality of recycled resources, we strongly believe that new value can be created, such as building a Green Steel supply chain. We also expect to strengthen customers trust and become more competitive by creating high-quality raw material supply chains for automotive OEMs’ recycled resource needs.

In the end-of-life vehicle sector, we will realize a closed-loop supply chain where a large amount of shredded raw materials are collected from the collection network consisting of as many as 50 collection sites and automotive scraps are returned to automotive manufacturing lines with the Toyota Tsusho Group’s high recycling rate. This is expected to further add value to existing handling volumes, recycled resources, and parts, as well as increase the collection volume of recycled precious metals for automotive OEMs.

As for automotive batteries, we aim to create a closed-loop supply chain by collecting used batteries with Radius as the hub and utilizing the Toyota Tsusho Group’s recycling technologies and deep relationships with battery manufacturers through the supply chain.

FORWARD LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. The absence of these words or similar expressions, however, does not mean that a statement is not forward-looking. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the proposed transaction is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; required approvals to complete the proposed transaction by the shareholders of Radius Recycling, Inc. (the “Company”) and the receipt of certain regulatory approvals, to the extent required, and the timing and conditions for such approvals; the stock price of the Company prior to the consummation of the proposed transaction; the satisfaction of the closing conditions to the proposed transaction; potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the impact of equipment upgrades, equipment failures, and facility damage on production; failure to realize or delays in realizing expected benefits from capital and other projects, including investments in processing and manufacturing technology improvements and information technology systems; the cyclicality and impact of general economic conditions; the impact of inflation and interest rate and foreign currency fluctuations; changing conditions in global markets including the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; increases in the relative value of the U.S. dollar; economic and geopolitical instability including as a result of military conflict; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs the Company purchases; significant decreases in recycled metal prices; imbalances in supply and demand conditions in the global steel industry; difficulties associated with acquisitions and integration of acquired businesses; supply chain disruptions; reliance on third-party shipping companies, including with respect to freight rates and the availability of transportation; restrictions on the Company’s business and financial covenants under the agreement governing its bank credit facilities; potential limitations on the Company’s ability to access capital resources and existing credit facilities; the impact of impairment of goodwill and assets other than goodwill; the impact of pandemics, epidemics, or other public health emergencies; inability to achieve or sustain the benefits from productivity, cost savings, and restructuring initiatives; inability to renew facility leases; customer fulfillment of their contractual obligations; the impact of consolidation in the steel industry; product liability claims; the impact of legal proceedings and legal compliance; the impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; the impact of increasing attention to environmental, social, and governance matters; translation risks associated with fluctuation in foreign exchange rates; the impact of hedging transactions; inability to obtain or renew business licenses and permits; environmental compliance costs and potential environmental liabilities; increased environmental regulations and enforcement; compliance with climate change and greenhouse gas emission laws and regulations; the impact of labor shortages or increased labor costs; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which the Company participates; and other risks set forth under the heading “Risk Factors,” of the Company’s Annual Report on Form 10-K for the year ended August 31, 2024, and in its subsequent filings with the Securities and Exchange Commission (“SEC”). Investors and security holders of the Company should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. The Company’s actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of the Company by Toyota Tsusho America, Inc. In connection with this proposed acquisition, the Company plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of the Company. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.radiusrecycling.com or upon written request to: Investor Relations, Radius Recycling, Inc., 222 SW Columbia Street, Suite 1150, Portland, Oregon 97201 or by telephone at (503) 323-2811.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on December 16, 2024.

Toyota Tsusho Corporation, its affiliate Toyota Tsusho America, Inc., and certain of their respective directors and executive officers may also be considered participants in the solicitation of proxies in connection with the proposed transaction.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Radius Recycling, Inc.

222 SW Columbia Street

Suite 1150

Portland, Oregon 97201

Tel. (503) 323-2811

www.radiusrecycling.com